Exhibit 99.1

News Release

Contacts: Chip Swearngan, Metavante (media)

414-357-3688, chip.swearngan@metavante.com

Kirk Larsen, Metavante (investors)

414-357-3553, kirk.larsen@metavante.com

METAVANTE ANNOUNCES FIRST QUARTER RESULTS

•	Revenue increased modestly

•	Segment operating margin expanded 0.8 percentage points

•	Net income increased 15 percent; cash net income up 13 percent

•	Affirming guidance of 3 to 4 percent organic revenue growth and 12 to 16 percent diluted EPS growth for 2009

MILWAUKEE, April 24, 2009 – Metavante Technologies, Inc. (NYSE:MV) today reported first quarter 2009 revenue of $426.9 million, up 1 percent compared to $424.6 million in the first quarter of 2008. Organic growth was driven by higher processing activity that more than offset lower termination fees and software license revenue.

Segment operating income for the first quarter of 2009 was $123.2 million compared to $119.3 million in the first quarter of 2008. Segment operating margin for the first quarter of 2009 improved to 28.9 percent, an increase of 0.8 percentage points compared to the first quarter of 2008.

Net income for the first quarter of 2009 increased 15 percent to $40.3 million, or $0.34 per share, compared to net income of $35.0 million, or $0.29 per share, in the first quarter of 2008. Cash net income for the first quarter of 2009 increased 13 percent to $46.6 million, or $0.39 per share, compared to cash net income of $41.4 million, or $0.35 per share, in the first quarter of 2008.

Cash provided by operating activities for the first quarter of 2009 was $51.4 million compared to $121.0 million for the first quarter of 2008. Free cash flow for the first quarter of 2009 was $19.9 million compared to $84.0 million for the first quarter of 2008. Cash provided by operating activities and free cash flow in the first quarter of 2008 benefited from the timing of payment transaction settlement, profit sharing contributions to Metavante’s employee retirement plans, and other working capital items.

Commenting on the results, Frank R. Martire, chairman and chief executive officer, said, “The results for the first quarter continued the uninterrupted pattern since our launch as a separately traded public company of growth in revenue and profitability. Our ability to improve profitability on modest organic revenue growth despite the difficult environment that our clients are facing again demonstrated both the strength of our business model and our ability to execute.”

Cash net income (including per share amounts) and free cash flow are non-GAAP financial measures. These measures should not be considered substitutes for GAAP measures. See the attachments to this release under “Non-GAAP Financial Measures” for an explanation of these measures and reconciliations to GAAP financial measures.

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Financial Solutions Group (FSG)

FSG’s first quarter 2009 revenue was $167.1 million, an increase of 2 percent compared to $164.0 million in the first quarter of 2008. Segment operating income for the first quarter of 2009 was $41.7 million compared to $38.0 million in the first quarter of 2008. The increase in segment operating income was due to volume leverage and diligent cost discipline. Segment operating margin was 24.9 percent in the first quarter of 2009 compared to 23.2 percent in the first quarter of 2008.

Payment Solutions Group (PSG)

PSG’s first quarter 2009 revenue was $259.7 million compared to $260.6 million in the first quarter of 2008. Segment operating income for the first quarter of 2009 was $81.5 million compared to $81.3 million in the first quarter of 2008. Segment operating margin was 31.4 percent in the first quarter of 2009 compared to 31.2 percent in the first quarter of 2008.

Income Taxes

The effective tax rate in the first quarter of 2009 was 37 percent compared to 39 percent in the first quarter of 2008. The effective tax rate was higher in the first quarter of 2008 because the federal research and experimentation credit was not extended until October 2008, therefore, the full year benefit was recorded in the fourth quarter of 2008.

Outlook

The company is affirming the guidance ranges for 2009 of 3 to 4 percent organic revenue growth and 12 to 16 percent diluted earnings per share growth. The ranges do not reflect the impact of the proposed transaction with Fidelity National Information Services, Inc. (FIS) described below.

Transaction with Fidelity National Information Services, Inc.

On April 1, 2009, FIS and Metavante announced that the boards of directors of both companies have approved a definitive agreement under which FIS will acquire Metavante. Under the terms of the agreement, Metavante shareholders will receive a fixed exchange ratio of 1.35 shares of FIS common stock for each share of Metavante common stock they own. The transaction will be structured as a tax-free reorganization whereby Metavante will be merged with and into a newly formed subsidiary of FIS. The transaction is subject to approval by FIS and Metavante shareholders, receipt of regulatory approvals and the satisfaction of customary closing conditions. FIS and Metavante expect to complete the transaction in the third quarter of 2009.

Conference Call

A conference call to discuss our financial results will take place today at 8:30 a.m. EDT. The call will be webcast and accessible on the investor relations section of Metavante’s website at (www.metavante.com). The accompanying slides will also be available on Metavante’s website. A replay of the audio will be available on the website following the call and accessible through May 25, 2009.

About Metavante

Metavante Technologies, Inc. (NYSE:MV) is the parent company of Metavante Corporation. Metavante Corporation delivers banking and payments technologies to approximately 8,000 financial services firms and businesses worldwide. Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer healthcare payments, electronic presentment and payment, outsourcing, and payment network solutions including the NYCE® Network, a leading ATM/PIN debit network. Metavante (www.metavante.com) is headquartered in Milwaukee.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “should” or words of similar importance. Statements that describe our objectives or goals are also forward-looking statements. The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Factors relating to the pending merger with FIS that could cause actual results to differ materially include the possibilities that : the companies may be unable to obtain shareholder or regulatory approvals required for the merger; problems may arise in successfully integrating the businesses of the two companies; the merger may involve unexpected costs; the combined company may be unable to achieve cost savings from synergies; and the businesses may suffer as a result of uncertainty surrounding the merger. Other factors that may affect our results include, among others, our debt level, restrictions and limitations in our credit facilities, our competitive industry, changes in customer demand for our products or services, disruptions and instability in the credit and financial markets, economic recession, general changes in economic conditions, risks of damage to our data centers or associated infrastructure, foreign currency fluctuations, intellectual property risks, effect of regulation on our business, network and operational risks, loss of significant customers and customer consolidation risks, risks associated with future acquisitions, and other factors discussed in Metavante’s Annual Report on Form 10-K under the heading “Risk Factors”, and other filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. Readers are cautioned not to place undue reliance upon forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof.

Additional Information and Where to Find It

In connection with the proposed transactions, FIS and Metavante will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of FIS and Metavante that also constitutes a prospectus of FIS. FIS and Metavante will mail the final joint proxy statement/prospectus to their respective shareholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about FIS, Metavante and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by FIS or Metavante with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by FIS may be obtained free of charge by directing such request to: Investor Relations, 601 Riverside Drive, Jacksonville, FL 32204, or from FIS’s Investor Relations page on its corporate website at www.fidelityinfoservices.com. The documents filed with the SEC by Metavante may be obtained free of charge by directing such request to: Investor Relations, 4900 West Brown Deer Road, Milwaukee, WI 53223 or from Metavante’s Investor Relations page on its corporate website at www.metavante.com.

Participants in the Solicitation

FIS, Metavante and their respective executive officers, directors and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Metavante and FIS in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the executive officers and directors of FIS and their ownership of FIS common stock is set forth in the proxy statement for FIS’s 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2009. Information about the executive officers and directors of Metavante and their ownership of Metavante common stock is set forth in the proxy statement for Metavante’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2008.

Metavante and NYCE are registered trademarks of Metavante Corporation,

which is the principal subsidiary of Metavante Technologies, Inc.

Metavante Technologies, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$426,850	$424,564

Expenses:
Cost of processing and services	280,259	280,648
Selling, general, and administrative	57,138	58,724

Total expenses	337,397	339,372

Income from operations	89,453	85,192

Other non-operating items:
Interest expense, net	(26,059)	(27,671)
Other, net	(173)	(370)

Income before income taxes and noncontrolling interest	63,221	57,151
Income tax provision	23,537	22,479

Net income before noncontrolling interest	39,684	34,672
Noncontrolling interest (1)	571	300

Net income	$40,255	$34,972

Cash net income	$46,590	$41,406

Diluted earnings per share - GAAP	$0.34	$0.29

Diluted cash earnings per share	$0.39	$0.35

Average diluted shares	119,778	119,889

(1)	Metavante adopted FASB Statement No. 160 (SFAS 160) on January 1, 2009. Prior period statements have been updated to reflect the requirements of SFAS 160.

Metavante Technologies, Inc.

Summary Revenue and Earnings Information

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Financial Solutions Group	$167,133	$164,011
Payment Solutions Group	259,717	260,553

Total revenue	$426,850	$424,564

Segment operating income: (1)
Financial Solutions Group	$41,671	$37,997
Payment Solutions Group	81,549	81,257

Total segment operating income	123,220	119,254

Corporate/other	(23,855)	(26,874)
Transaction costs (2)	(2,162)	—
Acquisition intangible amortization	(7,352)	(7,258)
Interest expense, net	(26,059)	(27,671)
Income tax provision	(23,537)	(22,479)

Net income	$40,255	$34,972

(1)	In the first quarter of 2009, the company revised the methodology for allocating certain sales and marketing costs between the Financial Solutions Group and the Payment Solutions Group. Prior periods have been reclassified to conform to the current year presentation.
(2)	Transaction costs relate to the proposed transaction with Fidelity National Information Services, Inc.

Metavante Technologies, Inc.

Condensed Consolidated Balance Sheet

(In thousands)

(unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$274,475	$268,781
Restricted funds	226,680	404,155
Accounts receivable, net	134,736	135,783
EFD processing receivables	73,654	78,995
Unbilled revenues	112,954	120,351
Deferred income taxes	33,767	33,821
Other current assets	52,490	57,102

Total current assets	908,756	1,098,988
Capitalized software and conversions, net	266,334	258,300
Premises and equipment, net	131,450	136,003
Goodwill and other intangibles, net	1,561,985	1,570,430
Other assets	91,248	93,251

Total	$2,959,773	$3,156,972

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	20,648	28,279
Accrued compensation and related benefits	20,640	48,469
Accrued expenses	169,947	160,849
Payments held for third party remittance	222,561	402,252
Deferred revenues	140,278	158,288
Other current liabilities	10,078	9,489

Total current liabilities	601,652	825,126
Long-term debt	1,715,005	1,719,380
Deferred income taxes	141,608	140,655
Other long-term liabilities	78,418	95,358

Total liabilities	2,536,683	2,780,519
Shareholders’ equity (1)	423,090	376,453

Total	$2,959,773	$3,156,972

(1)	Metavante adopted FASB Statement No. 160 (SFAS 160) on January 1, 2009. Prior period statements have been updated to reflect the requirements of SFAS 160.

Metavante Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Operating Activities:
Net income	$40,255	$34,972
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	36,159	37,669
Deferred income taxes	169	242
Stock-based compensation expense	2,950	3,405
Other non-cash items	1,884	2,487
Changes in assets and liabilities - net of acquisitions of businesses and foreign currency adjustments:
Accounts receivable	1,150	2,798
EFD processing receivables	5,347	10,963
Unbilled revenues	7,429	(2,276)
Accounts payable and accrued liabilities	(26,989)	23,348
Deferred revenues	(18,029)	7,863
Other assets and liabilities	1,079	(451)

Net cash provided by operating activities	51,404	121,020

Investing Activities:
Capital expenditures	(31,458)	(37,027)
Change in restricted funds	177,475	(42,202)
Acquisitions - net of cash acquired	(7,731)	(67,578)

Net cash provided by (used for) investing activities	138,286	(146,807)

Financing Activities:
Repayment of debt and capital lease obligations	(4,375)	(3)
Proceeds from stock options and stock purchase right	531	958
Change in payments held for third party remittance	(179,691)	38,262

Net cash provided by (used for) financing activities	(183,535)	39,217

Effect of exchange rate changes on cash and cash equivalents	(461)	(570)

Change in cash and cash equivalents	5,694	12,860
Cash and cash equivalents - beginning of period	268,781	185,528

Cash and cash equivalents - end of period	$274,475	$198,388

Metavante Technologies, Inc.

Non-GAAP Financial Measures

Cash Net Income (Including Per Share Amounts)

Metavante’s management defines “cash net income” as net income before (1) the amortization of intangible assets resulting from business acquisitions, net of tax, (2) stock-based compensation expense, net of tax, and (3) non-cash impairment charges, net of tax. The per share amounts are calculated by dividing cash net income by the average diluted shares for the respective period. Metavante’s management uses cash net income (including per share amounts) to assess business performance and believes that it is useful for evaluating performance against peer companies within its industry, as well as providing investors additional transparency to a financial measure used by management in its financial and operational decision-making. Metavante’s definition of cash net income (including per share amounts) may differ from definitions used by other companies.

The following is a reconciliation of net income to cash net income and diluted earnings per share - GAAP to diluted cash earnings per share:

	Three Months Ended March 31,
(in thousands except per share amounts)	2009	2008
Net income	$40,255	$34,972

Add:
Acquisition intangible asset amortization, net of tax	4,521	4,463
Stock-based compensation expense, net of tax	1,814	1,971

Cash net income	$46,590	$41,406

Diluted earnings per share - GAAP	$0.34	$0.29
Add:
Acquisition intangible asset amortization, net of tax	0.04	0.04
Stock-based compensation expense, net of tax	0.01	0.02

Diluted cash earnings per share	$0.39	$0.35

Metavante Technologies, Inc.

Non-GAAP Financial Measures (continued)

Free Cash Flow

Metavante’s management defines “free cash flow” as cash provided by operating activities less capital expenditures. Metavante’s management believes that free cash flow provides useful information to investors regarding Metavante’s ability to generate cash from business operations that is available for acquisitions and other investments, and debt service. Metavante’s definition of free cash flow may differ from definitions used by other companies.

The following is a reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended March 31,
	2009	2008
Cash provided by operating activities	$51,404	$121,020
Less capital expenditures:	(31,458)	(37,027)

Free cash flow	$19,946	$83,993

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